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                                                                  EXHIBIT (d)(3)

                                                                  EXECUTION COPY



                          STOCKHOLDER TENDER AGREEMENT

                                  by and among

                          PARKER-HANNIFIN CORPORATION,

                                WI HOLDING INC.

                                      and

                                 JAMES CARROLL

                           Dated as of June 13, 2000



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                          STOCKHOLDER TENDER AGREEMENT
                          ----------------------------

          STOCKHOLDER TENDER AGREEMENT, dated as of June 13, 2000 (this "Agreement"), is by and among Parker-Hannifin Corporation, an Ohio corporation ("Purchaser"), WI Holding Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), and James Carroll (the "Stockholder").

          WHEREAS, the Stockholder is the owner of 1,086,903 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Wynn's International, Inc., a Delaware corporation (the "Company"), and holds stock options (the "Options") to acquire an aggregate of 103,000 shares of Common Stock granted pursuant to the Company's Stock option plans or similar plans pursuant to which Stockholder owns options; and

          WHEREAS, Purchaser, the Merger Sub and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will make a cash tender offer (the "Offer") for all of the outstanding shares of Common Stock and will merge with the Company (the "Merger"); and

          WHEREAS, as a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement, Purchaser and Merger Sub have requested that the Stockholder agree, and in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

          1.   Representations and Warranties of the Stockholder. The
               -------------------------------------------------
Stockholder represents and warrants to the Merger Sub and Purchaser as follows:

               (a) The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) of all of the Shares, and there exist no options, proxies or voting agreements affecting the Shares.

               (b) Except for the rights of the Stockholder under the Options, the Shares constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned by the Stockholder (excluding any securities beneficially owned by any of his affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which he does not have voting or investment power).
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               (c)  Except for the Shares and the Options, the Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable) that allows or obligates him to vote or acquire any securities of the Company.

               (d) The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any Shares under,
(i) any material contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or by which the Stockholder is bound or (ii) any judgment, writ, decree, order or ruling applicable to the Stockholder.

          2.   Representations and Warranties of Merger Sub and Purchaser. Each
               ---------------------------------------------------------
of Purchaser and Merger Sub represents and warrants to the Stockholder as follows:

               (a) Merger Sub is duly organized and validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly organized and validly existing and in good standing under the laws of the State of Ohio. Each of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Merger Sub and Purchaser and constitutes the legal, valid and binding obligation of Merger Sub and Purchaser, enforceable against Merger Sub and Purchaser in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

               (b) The execution and delivery of this Agreement by Merger Sub and Purchaser does not, and the performance by Merger Sub and Purchaser of their respective obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, their respective certificate of incorporation or articles of incorporation, as applicable, or their bylaws or regulations, as applicable, or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Merger Sub or Purchaser is a party or by which Merger Sub or Purchaser is bound or any judgment, writ, decree, order or ruling applicable to Merger Sub or Purchaser.

               (c) Neither the execution and delivery of this Agreement nor the performance by Merger Sub or Purchaser of their respective obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Merger

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Sub or Purchaser or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the federal securities laws.

          3.   Tender of Shares. The Stockholder will tender (and not withdraw)
               ----------------
pursuant to and in accordance with the terms of the Offer all of the Shares owned by the Stockholder on the date hereof, and any additional Shares acquired by the Stockholder after the date hereof upon exercise of the Options or otherwise, not later than the fifth business day after the commencement of the Offer, or with respect to any Shares acquired after commencement of the Offer, within five business days after such shares are so acquired but in no event later than the Expiration Date (as defined in the Merger Agreement). Upon the purchase of all the Shares pursuant to the Offer in accordance with this Section
                                                                         -------
3, this Agreement will terminate. In the event, notwithstanding the provisions
-
of the first sentence of this Section 3, any Shares are for any reason withdrawn
                              ---------
from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. Purchaser and Merger Sub acknowledge that the Stockholder's obligation to sell the Shares to Merger Sub is conditioned upon Merger Sub's acceptance and payment for shares of Common Stock in the Company in the Offer. The Stockholder acknowledges that Merger Sub's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

          4.   Transfer of the Shares. During the term of this Agreement, except
               ----------------------
as otherwise provided herein, the Stockholder will not (a) offer to sell, transfer, pledge, assign, hypothecate or otherwise dispose of or transfer any interest in or encumber with any Lien any of the Shares, (b) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Common Stock or any other securities of the Company beneficially owned by the Stockholder.

          5.   Voting of Shares. The Stockholder, by this Agreement, does hereby
               ----------------
constitute and appoint Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his name, place and stead, to vote each of such Shares at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign his name (as stockholder) to any consent, certificate or other document relating to the Company which the laws of the State of Delaware may require or permit) (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and hereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement; and (c) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of all or substantially all of the assets of the Company or one of its material subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (iii) (A) any change in a majority of the

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persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B), (C) and (D), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and the Stockholder declares that it is irrevocable. The Stockholder hereby revokes all and any other proxies with respect to the Shares that he may have heretofore made or granted.

          6.   Enforcement of the Agreement. The Stockholder acknowledges that
               ----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Merger Sub and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

          7.   Adjustments. The number and type of securities subject to this
               -----------
Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock or other securities.

          8.   Termination. This Agreement will terminate on the earlier of (a)
               -----------
the date the Merger Agreement is terminated in accordance with its terms, or (b) the purchase of all the Shares pursuant to the Offer in accordance with Section
                                                                        -------
3 hereof. In the event this Agreement is terminated in accordance with its
-
terms, Purchaser shall cause Stockholder's Shares to be promptly returned to Stockholder.

          9.   Expenses. All fees and expenses incurred by either of the parties
               --------
hereto will be borne by the party incurring such fees and expenses.

          10.  Miscellaneous.
               -------------
               (a) All representations and warranties contained herein will survive for one year after the termination hereof.

               (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in a writing and is signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that

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party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

               (c) This Agreement contains the entire agreement among Merger Sub, Purchaser and the Stockholder with respect to the subject matter hereof, and supersedes all prior agreements among Merger Sub, Purchaser and the Stockholder with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

               (d) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in that state.

               (e) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

               (f) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Stockholder to:

               James Carroll
               c/o Wynn's International, Inc.
               500 North State College Boulevard, Suite 700
               Orange, California 92868
               Telecopier: (714) 938-3739

          With a copy to:

               Wynn's International, Inc.
               500 North State College Boulevard, Suite 700
               Orange, California 92868
               Attention: Greg Gibbons
               Telecopier:(714) 938-3739

          If to the Merger Sub or Purchaser to:

               Parker-Hannifin Corporation
               6035 Parkland Boulevard
               Cleveland, Ohio 44124
               Attention:  Thomas A. Piraino, Jr., Esq.
               Telecopier:  (216) 896-4057

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          with copies to:

               Jones, Day, Reavis & Pogue
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio 44114
               Attention:  Patrick J. Leddy, Esq.
               Telecopier: (216) 579-0212

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

               (g) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

               (h) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser will have the right to assign to Merger Sub or any other direct or indirect wholly owned subsidiary of Purchaser any and all rights and obligations of Merger Sub under this Agreement, including the right to purchase Shares tendered by the Stockholder pursuant to the terms hereof and the Offer, provided that any such assignment will not relieve Purchaser or Merger Sub from any of its obligations hereunder.

               (i) Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder, in his capacity as an officer or director of the Company, from taking any action in any manner he so chooses while acting in such capacity as an officer and director of the Company.

               (j) If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

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               (k)  All rights, powers and remedies provided under this
Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.



                         [Signatures on following page]

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the date first above written.

                              PARKER-HANNIFIN CORPORATION



                              By:  /s/ Thomas A. Piraino
                                   ---------------------
                                   Name: Thomas A. Piraino
                                   Title: Vice President, General Counsel &
                                   Secretary

                              WI HOLDING INC.



                              By:  /s/ Thomas A. Piraino
                                   ---------------------
                                   Name: Thomas A. Piraino
                                   Title: Vice President, General Counsel &
                                   Secretary



                                   /s/ James Carroll
                                   -----------------
                                   James Carroll

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